                                                               EXHIBIT 99(K)(11)


                         DISTRIBUTION TRUST AGREEMENT
                                      of

                           ANZ DISTRIBUTION TRUST II

                        Dated as of November ___, 1998
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                               TABLE OF CONTENTS
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
                                                                                      PAGE
                                                                                      ----
                                   ARTICLE I

                                 DEFINED TERMS

Section 1.01.    Definitions.........................................................    2

                                   ARTICLE II

                             THE DISTRIBUTION TRUST

Section 2.01.    Name................................................................    7
Section 2.02.    Office of the Delaware Trustee; Principal Place of Business.........    7
Section 2.03.    Contribution of Trust Property; Organizational and On-Going Expenses    7
Section 2.04.    Declaration of Trust................................................    8
Section 2.05.    Authorization to Enter into Certain Transactions....................    9
Section 2.06.    Assets of Trust.....................................................   11
Section 2.07.    Title to Trust Property.............................................   11

                                  ARTICLE III

                                   SECURITIES

Section 3.01.  General Provisions Regarding Common Securities........................   11

Section 3.02.  Transfer of Common Securities.........................................   11

                                   ARTICLE IV

                                PAYMENT ACCOUNTS

Section 4.01.  Payment Account.......................................................   12

                                   ARTICLE V

                              INCOME ENTITLEMENTS

Section 5.01.  Income Entitlements...................................................   12
Section 5.02.  Payment Procedures....................................................   14
Section 5.03.  Tax Returns and Reports...............................................   14
Section 5.04.  Payment of Taxes, Duties, Etc.........................................   14

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

Section 6.01.  Representations and Warranties of the Property Trustee and the
               Delaware Trustee......................................................   15

Section 6.02.  Representations and Warranties of Depositor...........................   16

                                  ARTICLE VII

                 THE DISTRIBUTION TRUSTEES; THE ADMINISTRATORS

Section 7.01.  Certain Duties and Responsibilities..................................    16
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
Section 7.02.  Certain Notices......................................................   18
Section 7.03.  Certain Rights of the Distribution Trustees and Administrators.......   18
Section 7.04.  Not Responsible for Recitals.........................................   21
Section 7.05.  Compensation; Indemnity; Fees........................................   21
Section 7.06.  Corporate Property Trustee Required; Eligibility of Distribution
               Trustees and Administrators..........................................   22
Section 7.07.  Co-Distribution Trustees and Separate Trustee........................   23
Section 7.08.  Resignation and Removal; Appointment of Successor....................   24
Section 7.09.  Acceptance of Appointment by Successor...............................   25
Section 7.10.  Merger, Conversion, Consolidation or Succession to Business..........   26
Section 7.11.  Trustee May File Proofs of Claim.....................................   26
Section 7.12.  Reports by Property Trustee..........................................   27
Section 7.13.  Number of Distribution Trustees......................................   27
Section 7.14.  Delegation of Power..................................................   27
Section 7.15.  Appointment of Administrators........................................   28

                                  ARTICLE VIII

                                  DISSOLUTION

Section 8.01.  Dissolution Upon Expiration Date.....................................   29
Section 8.02.  Early Termination....................................................   29
Section 8.03.  Termination..........................................................   29

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.01.  Amendment...........................................................   30
Section 9.02.  Separability........................................................   31
Section 9.03.  Governing Law.......................................................   31
Section 9.04.  Income Entitlements Due on Non-Business Day.........................   32
Section 9.05.  Successors..........................................................   32
Section 9.06.  Headings............................................................   32
Section 9.07.  Reports, Notices and Demands........................................   32
Section 9.08.  Counterparts........................................................   33
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

          Distribution Trust Agreement, dated as of November ___, 1998, among
     (i) Australia and New Zealand Banking Group Limited (including any successors or assigns, the "Depositor"), as Depositor and the initial holder of the Common Securities (as defined herein), (ii) Wilmington Trust Company, a Delaware banking corporation, as property trustee (in such capacity, and including its successors in interest in such capacity or any successor appointed as provided herein, the "Property Trustee"), (iii) Wilmington Trust Company, as Delaware trustee (in such capacity, and including any successors in interest in such capacity or any successor Delaware Trustee appointed as provided herein, the "Delaware Trustee," and together with the Property Trustee, the "Distribution Trustees"), (iv) the individuals selected by the Depositor from time to time in accordance with
     Section 7.15 hereof to act as administrators with respect to the Distribution Trust (in such capacities and not in their individual capacities, the "Administrators"), (v) Aldobrandini (UK) Company, a special purpose company incorporated with unlimited liability under the laws of England and Wales (the "U.K. Company") and (vi) ANZ Funds Pty Ltd., a company organized under the laws of the Commonwealth of Australia (the "ANZ Australian Affiliate").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the ANZ Exchangeable Preferred Trust II (the "Issuing Trust") intends to offer (the "Offering") Trust Units Exchangeable for Preference SharesSM (the "TrUEPrSSM") and use the proceeds of the Offering to purchase Mandatorily Redeemable Debt Securities due 2048 (the "Debt Securities"), with an aggregate principal amount equal to such proceeds, issued by the U.K. Company.

          WHEREAS, the U.K. Company intends to use the proceeds from the sale of the Debt Securities to purchase at a price equal to their liquidation preference fully paid non-dividend paying preference shares, liquidation preference US$25 per share (the "Jersey Preference Shares"), issued by Aldobrandini (Investments) Limited, an exempt company with limited liability incorporated under the laws of, and domiciled in, Jersey, Channel Islands (the "Jersey Subsidiary").

          WHEREAS, the Jersey Subsidiary intends to use the proceeds from the sale of the Jersey Preference Shares to purchase up to ___________________ American Depositary Shares ("ADSs"), each representing four fully paid preference shares, with a liquidation preference of US$6.25 per share designated as the 1998 Preference Shares (Series 2) (the "Preference Shares"), of the Depositor at a price per ADS equal to the aggregate liquidation preference of the four Preference Shares represented thereby.

---------------------------------
/SM/Service mark of Merrill Lynch & Co., Inc.

          WHEREAS, the Depositor hereby establishes a business trust wholly-owned by the Depositor (the "Distribution Trust") under the Delaware Business Trust Act pursuant to this Distribution Trust Agreement and the Certificate of Trust of the Distribution Trust filed with the Secretary of State of the State of Delaware on November ___, 1998 (the "Certificate of Trust"), which Certificate of Trust is attached hereto as Exhibit A.

          WHEREAS, the Depositor intends to use all the proceeds from the sale of the Preference Shares to make one or more capital contributions, and may make other capital contributions to the Distribution Trust.

          WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee by this Distribution Trust Agreement provide for, among other things, (i) the use of the capital contributions to make Distribution Loans (as defined herein) in an aggregate principal amount equal to the aggregate amount of such capital contributions to one or more ANZ Borrowers (as defined herein), (ii) the payment of Income Entitlements (as defined herein) to the U.K. Company or the ANZ Australian Affiliate, as the case may be, as the income beneficiaries of the Distribution Trust, and (iii) the appointment of the Administrators.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties, hereby agrees, intending to be legally bound, as follows:

                                   ARTICLE I

                                 DEFINED TERMS

Section 1.01.   Definitions.  For all purposes of this Distribution Trust
                -----------
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) All other terms used herein that are defined in the Issuing Trust Agreement, either directly or by reference therein, have the meanings assigned to them therein;

(c) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

(d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect at the time of computation;

(e) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Distribution Trust Agreement; and

(f) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Distribution Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

          "Additional Capital Contributions" has the meaning specified in
     Section 2.03.

          "Administrators" has the meaning specified in the preamble to this Distribution Trust Agreement.

          "ADSs Subscription Agreement" means the ADSs subscription agreement, dated as of November ___, 1998, between the Jersey Subsidiary and the Depositor.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "ANZ Australian Affiliate" has the meaning specified in the preamble to this Distribution Trust Agreement.

          "ANZ Borrower" means any obligor of a Distribution Loan.

          "ANZ Borrower's Principal Place of Business" means the city in which the principal place of business of any ANZ Borrower outside of Australia is located at the relevant time (which initially shall be Wellington, New Zealand).

          "ANZ Preference Shares" means the Preference Shares and any other securities issued in exchange or substitution for, or a distribution on or otherwise in respect of, the Preference Shares, whether by or as a result of a recapitalization, split, combination, reclassification or scheme of arrangement or otherwise.

          "Board of Directors" means the board of directors of the Depositor or any committee of the board of directors of the Depositor designated by the board of directors of the Depositor and comprised of two or more members of the board of directors of the Depositor.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Distribution Trustees.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in Sydney, Australia, New York, New

     York or an ANZ Borrower's Principal Place of Business are authorized or required by law or executive order to close.

          "Capital Contributions" has the meaning specified in Section 2.03 to this Distribution Trust Agreement.

          "Certificate of Trust" has the meaning specified in the recitals to this Distribution Trust Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the United States Securities and Exchange Commission or any successor thereto.

          "Common Securities" means an undivided beneficial interest in the assets of the Distribution Trust, having the rights provided therefor in this Distribution Trust Agreement, including the right to receive distributions and a liquidation distribution as provided herein.

          "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached hereto as Exhibit B.

          "Corporate Trust Office" means the principal office of the Property Trustee located in Delaware which at the time of the execution of this Distribution Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

          "Debt Securities" has the meaning specified in the recitals to this Distribution Trust Agreement.

          "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)3801, et seq., as it may be amended from time to time.

          "Delaware Trustee" has the meaning specified in the preamble to this Distribution Trust Agreement.

          "Depositor" has the meaning specified in the preamble to this Distribution Trust Agreement.

          "Distribution Loan" means (i) any loan by the Distribution Trust of the proceeds of any Capital Contribution made hereunder and (ii) any loan replacing a loan referred to in clause (i) in whole or in part, each of which matures on or about January 15, 2053 (unless extended by the parties thereto).

          "Distribution Trust" means the ANZ Distribution Trust II governed by this Distribution Trust Agreement.

          "Distribution Trust Agreement" means this Distribution Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all Exhibits hereto.

          "Distribution Trustees" has the meaning specified in the preamble to this Distribution Trust Agreement.

          "Early Termination Event" has the meaning specified in Section 8.02.

          "Expiration Date" has the meaning specified in Section 8.01.

          "Income Entitlements" means the non-cumulative income payments to the U.K. Company or the ANZ Australian Affiliate, as the case may be, that they are entitled to receive as the income beneficiaries of the Distribution Trust as provided in this Distribution Trust Agreement.

          "Indemnified Person" has the meaning specified in Section 7.05.

          "Initial Capital Contribution" has the meaning specified in Section 2.03.

          "Interest Payment Date" means January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999.

          "Issuing Trust" has the meaning specified in the recitals to this Distribution Trust Agreement.

          "Issuing Trust Agreement" means the amended and restated trust agreement, dated November 6, 1998, among ML IBK Positions, Inc., as sponsor, Jamie Patinelli, as Depositor, the Trustees of the Issuing Trust and the Holders from time to time.

          "Jersey Preference Shares" has the meaning specified in the recitals to this Distribution Trust Agreement.

          "Jersey Subsidiary" has the meaning specified in the recitals to this Distribution Trust Agreement.

          "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

          "Loan Agreement" means any agreement between the Distribution Trust and an ANZ Borrower pursuant to which a Distribution Loan is made.

          "Note" means any promissory note of the ANZ Borrower evidencing its obligations under the related Distribution Loan.

          "Offering" has the meaning specified in the recitals to this Distribution Trust Agreement.

          "Paying Agent" means, initially, the Property Trustee or any paying agent or co-paying agent appointed by the Property Trustee.

          "Payment Account" means a segregated non-interest-bearing corporate trust account of the Property Trustee with The Bank of New York maintained for the benefit of (i) the U.K. Company or the ANZ Australian Affiliate, as the case may be, as the income beneficiaries of the Distribution Trust and (ii) the holders of the Common Securities, in which account all amounts paid in respect of the Notes will be held and from which the Property Trustee, through the Paying Agent, shall pay Income Entitlements in accordance with
     Section 5.01.

          "Payment Prohibition" means, with respect to any Income Entitlement payable to the U.K. Company on any Interest Payment Date (other than in connection with a redemption or mandatory repurchase of the Preference Shares for cash), (i) an Exchange Event has occurred on or prior to such Interest Payment Date, (ii) the amount of such Income Entitlement payable on such Interest Payment Date, together with the aggregate amount of dividends paid on or before such date during the then current fiscal year of the Depositor on any preference shares or ordinary shares of the Depositor, would exceed the Depositor's earnings during the prior fiscal year, or (iii) the payment of such Income Entitlement would be prohibited or limited by applicable law, regulation or order or by any instrument or agreement to which the Depositor is subject.

          "Person" means a legal person, including any individual, corporation, estate, partnership, limited partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Preference Shares" has the meaning specified in the recitals to this Distribution Trust Agreement.

          "Property Trustee" has the meaning specified in the preamble to this Distribution Trust Agreement.

          "Quarterly Payment Amount" has the meaning specified in Section 5.01.

          "Redemption Payment Date" has the meaning specified in Section 5.01.

          "Relevant Trustee" has the meaning specified in Section 7.08.

          "Responsible Officer" when used with respect to the Property Trustee means any officer assigned to Corporate Trust Administration, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Distribution Trust Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Securities Act" means the U.S. Securities Act of 1933, as amended, and any successor statute thereto, in each case as amended from time to time.

          "TrUEPrS" has the meaning specified in the recitals to this Distribution Trust Agreement.

          "Trust Indenture Act" means the U.S. Trust Indenture Act of 1939 or any successor statute, in each case as amended from time to time.

          "Trust Property" means (a) the Capital Contributions, (b) after any Distribution Loan is made, the Notes and the Distribution Loan represented thereby, (c) any payments thereon (including those deposited in the Payment Account), and (d) all proceeds and rights in respect of the foregoing or any other property and assets for the time being held or deemed to be held by the Property Trustee on behalf of the Distribution Trust pursuant to this Distribution Trust Agreement.

          "U.K. Company" has the meaning specified in the preamble to this Distribution Trust Agreement.

                                  ARTICLE II

                             THE DISTRIBUTION TRUST

Section 2.01.   Name.  The Distribution Trust shall be known as ANZ Distribution
                ----
Trust II, as such name may be modified from time to time by the holders of the Common Securities and the Administrators following written notice to the U.K. Company, the ANZ Australian Affiliate and the Distribution Trustees, in which name the Administrators and the Distribution Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Distribution Trust and sue and be sued.

Section 2.02.   Office of the Delaware Trustee; Principal Place of Business.
                -----------------------------------------------------------

     The address of the Delaware Trustee in the State of Delaware is care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the U.K. Company, the ANZ Australian Affiliate and the holders of the Common Securities. The principal executive office of the Distribution Trust is in care of Wilmington Trust Company, as above, Attention: Denise Geran, Account Administrator.

Section 2.03.   Contribution of Trust Property; Organizational and On-Going
                -----------------------------------------------------------
Expenses.
--------

     The Property Trustee acknowledges receipt in trust from the Depositor in connection with this Distribution Trust Agreement of the sum of US$1, which constitutes the initial Trust Property. After the Depositor receives the initial proceeds under the ADSs Subscription Agreement, the Depositor shall contribute such proceeds to the Distribution Trust (the "Initial Capital Contribution") in consideration for the issuance of ______________ shares of Common Securities of the Distribution Trust to the Depositor. The Property Trustee, on behalf of the Distribution Trust, will acknowledge receipt thereof and the Distribution Trust will make one or more Distribution Loans in an aggregate principal amount equal to the amount of the Initial Capital Contribution. The Depositor shall, from time to time within 30 days from November __, 1998, contribute any additional proceeds it receives under the ADSs Subscription Agreement to the Distribution Trust and may make additional capital contributions (collectively, the "Additional Capital Contributions," and together with the Initial Capital Contribution, the "Capital Contributions") in consideration for the issuance of additional shares of Common Securities of the Distribution Trust. The aggregate principal amount of the Distribution Loans shall be increased from time to time by the aggregate amount of any Additional Capital Contributions received by the Property Trustee on behalf of the Distribution Trust. The obligation of any ANZ Borrower under a Distribution Loan shall be evidenced by one or more promissory notes (the "Notes"). The Notes shall have an aggregate principal amount equal to the aggregate principal amount of the Distribution Loans.

     The holders of the Common Securities shall pay all organizational and on-going reasonable expenses of the Distribution Trust as they arise. The holders of the Common Securities shall make no claim upon the Trust Property for the payment of such expenses.

Section 2.04.   Declaration of Trust.
                --------------------

     The exclusive purposes and functions of the Distribution Trust are to (a) use the Capital Contributions received to make Distribution Loans to ANZ Borrowers, (b) distribute Income Entitlements to the U.K. Company or the ANZ Australian Affiliate, as the case may be, as the income beneficiaries of the Distribution Trust, in accordance with the terms hereof, (c) upon liquidation of the Distribution Trust, distribute the residual assets to the holders of the Common Securities and (d) engage in only those other activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Distribution Trustees as trustees of the Distribution Trust, to have all the rights, powers and duties to the extent set forth herein, and the Distribution Trustees hereby accept such appointment; provided, however, that after the
                                         --------  -------
Exchange Date, the Distribution Trust shall have the power to change its jurisdiction of organization to any other jurisdiction, whether by reconstitution, merger, consolidation or otherwise. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Distribution Trust, the holders of the Common Securities, the ANZ Australian Affiliate and the U.K. Company. The Depositor hereby appoints the Administrators, with such Administrators having all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Distribution Trust, and the Administrators hereby accept such appointment; provided, however, that it is the intent of the parties hereto that such Administrators shall not be trustees or, to the fullest extent permitted by law, fiduciaries with respect to the Distribution Trust and this Distribution Trust Agreement shall be construed in a manner consistent with such intent. The Delaware Trustee shall be one of the Distribution Trustees of the Distribution Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act, and the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrators set forth herein.

Section 2.05.   Authorization to Enter into Certain Transactions.
                ------------------------------------------------
(a) The Distribution Trustees and the Administrators shall conduct the affairs of the Distribution Trust in accordance with the terms of this Distribution Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and in accordance with the following provisions (i), (ii) and
     (iii), the Distribution Trustees and the Administrators shall act as follows:

         (i) Each Administrator, acting singly or jointly, is authorized, on behalf of the Distribution Trust, to:

                (A) execute and deliver an application for a taxpayer identification number for the Distribution Trust;

                (B) execute on behalf of the Distribution Trust any documents that the Administrators have the power to execute pursuant to this Distribution Trust Agreement, including without limitation, any Loan Agreement; and

                (C)  select and engage public accountants;

                (D) take any action incidental to the foregoing as necessary or advisable to give effect to the terms of this Distribution Trust Agreement (and any actions taken in furtherance of the above prior to the date of this Distribution Trust Agreement by the Administrators are hereby ratified and confirmed in all respects).

        (ii) The Property Trustee shall have the power and authority to act on behalf of the Distribution Trust with respect to the following matters:

               (A) the establishment of the Payment Account, maintenance of records and preparation of accounts and statements;

               (B) the disbursements of the proceeds from the Capital Contributions to any ANZ Borrower pursuant to any Loan Agreement and the receipt of the Notes related thereto;

               (C) the receipt and collection of interest, principal and any other payments made in respect of the Notes and the deposit of such amounts in the Payment Account;

               (D) the distribution of Income Entitlements to the U.K. Company or the ANZ Australian Affiliate in accordance with the terms of this Distribution Trust Agreement;

               (E) the sending of notices of default and other information regarding the Notes to the holders of the Common Securities, the ANZ Australian Affiliate and the U.K. Company in accordance with this Distribution Trust Agreement;

               (F) the distribution of the Trust Property in accordance with the terms of this Distribution Trust Agreement; and

               (G) after an Exchange Event (as defined in the Issuing Trust Agreement) (unless such Exchange Event is caused by the Property Trustee), compliance with the provisions of this Distribution Trust Agreement and the taking of any action to give effect to the terms of this Distribution Trust Agreement and protect and conserve the Trust Property for the benefit of the U.K. Company, the ANZ Australian Affiliate and the holders of the Common Securities;

     provided, however, that nothing in this Section 2.05(a)(ii) shall require the Property Trustee to take any action that is not otherwise required by this Distribution Trust Agreement.

        (iii) Each Distribution Trustee, acting singly or jointly, is authorized, on behalf of the Distribution Trust, to elect to treat the Distribution Trust as an entity that will be disregarded as an entity separate from its owner for United States Federal income tax purposes.

(b) So long as this Distribution Trust Agreement remains in effect, the Distribution Trust (or the Distribution Trustees or Administrators acting on behalf of the Distribution Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Distribution Trustees nor the Administrators shall (i) acquire any investments or engage in any activities not expressly authorized by this Distribution Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to the U.K. Company, except as expressly provided herein, in any Loan Agreement or in any Notes, (iii) take any action that would reasonably be expected to cause the Distribution Trust to become taxable as a corporation for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Distribution Trust, the U.K. Company, the ANZ Australian Affiliate or the holders of the Common Securities.

Section 2.06.   Assets of Trust.
                ---------------

The assets of the Distribution Trust shall consist solely of the Trust
Property.

Section 2.07.   Title to Trust Property.
                -----------------------

     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Distribution Trust, the U.K. Company, the ANZ Australian Affiliate and the holders of the Common Securities in accordance with this Distribution Trust Agreement.

                                  ARTICLE III

                                   SECURITIES

Section 3.01.   General Provisions Regarding Common Securities.
                ----------------------------------------------

(a) The Administrators are hereby authorized to issue Common Securities. Any Capital Contributions made by the Depositor before the date hereof will be applied to subscribe for Common Securities. Additional Capital Contributions made by the Depositor hereunder will be applied to subscribe for additional Common Securities.

(b) The Distribution Trust may treat the Person in whose name any Common Securities Certificate shall be registered on the books and records maintained by or on behalf of the Distribution Trust as the sole owner of such Common Securities Certificate and the Common Securities represented thereby for purposes of receiving distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in such Common Securities Certificate on the part of any Person, whether or not the Distribution Trust, the Distribution Trustees or any other Person shall have actual or other notice to the contrary.

Section 3.02.   Transfer of Common Securities.
                -----------------------------

(a) Common Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth herein. To the fullest extent permitted by law, any transfer or purported transfer of any Common Security not made in accordance with this Distribution Trust Agreement shall be null and void.

(b) The Distribution Trustees shall provide for the registration of the Common Securities and of the transfer of Common Securities, which will be effected without charge but only upon payment (with such indemnity as the Distribution Trustees may require) by the holder thereof in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Common Securities Certificate, the Distribution Trustees shall cause one or more new Common Securities Certificate to be issued in the name of the designated transferee or transferees. Every Common Security Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Administrators duly executed by the holder or such holder's attorney duly authorized in writing. Each Common Security Certificate surrendered for registration of transfer shall be cancelled by the Distribution Trustees. A transferee of a Common Security Certificate shall be entitled to the rights and subject to the obligations of a holder hereunder upon the receipt by such transferee of a Common Security Certificate. By its acceptance of a Common Security Certificate, each transferee shall be deemed to have agreed to be bound this Distribution Trust Agreement.

ARTICLE IV

                                PAYMENT ACCOUNTS

Section 4.01.   Payment Account.
                ---------------
(a) On or prior to the first date on which the ANZ Preference Shares are issued, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in, and withdrawals from, the Payment Account in accordance with this Distribution Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the U.K. Company and the ANZ Australian Affiliate, as the case may be, as the income beneficiaries of the Distribution Trust, and the holders of the Common Securities, and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

(b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Notes. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE V

                              INCOME ENTITLEMENTS

Section 5.01.   Income Entitlements.
                -------------------

(a) Income Entitlements shall be payable on each Interest Payment Date in an amount equal to the interest payable on the Notes on such Interest Payment Date (the "Quarterly Payment Amount"); provided, however, that the amount paid on the first Interest Payment Date immediately following any Redemption Payment Date (as defined below) shall be an amount equal to the difference between the Quarterly Payment Amount and the amount paid on the Redemption Payment Date pursuant to the following sentence. An Income Entitlement shall also be paid on the Exchange Date for any Exchange Event resulting from a redemption or mandatory repurchase of the Preference Shares for cash unless such date is an Interest Payment Date (the "Redemption Payment Date") in an amount equal to the interest accrued on the Notes from and including the Interest Payment Date immediately preceding the Redemption Payment Date to but excluding the Redemption Payment Date. Notwithstanding the foregoing, Income Entitlements shall only be paid if (i) the Distribution Trust has funds then on hand and available in the Payment Account for the full payment of such Income Entitlements and (ii) the Property Trustee has not received from the Depositor notice of the occurrence of a Payment Prohibition prior to such Interest Payment Date.

     On the date of the Initial Capital Contribution, a facility fee payable to the Distribution Trust pursuant to the Loan Agreement dated November __, 1998 shall be paid to the U.K. Company as an Income Entitlement to the extent such facility fee is received by the Property Trustee, on behalf of the Distribution Trust. On the date of any Additional Capital Contribution, any facility fee payable to the Distribution Trust pursuant to any Loan Agreement shall be paid to the U.K. Company as an Income Entitlement to the extent such facility fee is received by the Property Trustee, on behalf of the Distribution Trust.

     Income Entitlements to be paid (i) prior to the Exchange Date, shall be paid to the U.K. Company, (ii) after the Exchange Date, shall be paid to the ANZ Australian Affiliate, (iii) on the Exchange Date as in the case of an Exchange Event resulting from the redemption or mandatory repurchase of the Preference Shares for cash, shall be paid to the U.K. Company and (iv) on the Exchange Date other than in the case of an Exchange Event resulting from the redemption or mandatory repurchase of the Preference Shares for cash, to the ANZ Australian Affiliate.

(b) Notwithstanding anything else in this Section 5.01, (i) the right of the U.K. Company to receive Income Entitlements will not represent an absolute ownership interest in the Distribution Trust or the income thereof, but rather an entitlement to receive interest payments on the Distribution Loan (including any facility fee) only to the extent such payments are actually distributed as Income Entitlements, (ii) if any Income Entitlement payable on any Interest Payment Date is not paid on such date for any reason, the Distribution Trust will have no obligation to pay such Income Entitlement, whether or not Income Entitlements are paid on any future Interest Payment Date and (iii) the ANZ Australian Affiliate will be entitled to any Income Entitlement which is not paid to the U.K. Company prior to the close of business on the third Business Day after the date on which such Income Entitlement is payable under Section 5.01(a) and other income, if any, of the Distribution Trust.

(c) No later than three Business Days prior to any Interest Payment Date or Redemption Payment Date, the Depositor shall transmit to the Property Trustee, the Delaware Trustee, the U.K. Company and the ANZ Australian Affiliate, notice of any Payment Prohibition which will exist on such Interest Payment Date.

Section 5.02.   Payment Procedures.
                ------------------

     Payments of Income Entitlements shall be made by wire transfer on the date of the Initial Capital Contribution, the date of any designated Additional Capital Contribution, each Interest

Payment Date and, if applicable, the Redemption Payment Date to the bank account designated by the U.K. Company or the ANZ Australian Affiliate, as applicable.

Section 5.03.   Tax Returns and Reports.
                -----------------------

     The Administrators shall prepare (or cause to be prepared), at the expense of the holders of the Common Securities, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Distribution Trust. In this regard, the Administrators shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Distribution Trust in each taxable year of the Distribution Trust and (b) prepare and furnish (or cause to be prepared and furnished) to the holders of the Common Securities all Internal Revenue Service forms required to be provided by the Distribution Trust. The Administrators shall provide the holders of the Common Securities and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Distribution Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any interest payments (including any facility fee) received on the Notes from the ANZ Borrower and any Income Entitlements payable to the U.K. Company or the ANZ Australian Affiliate.

     On or before December 15 of each year during which any Note is outstanding, commencing December 15, 1998, the Administrators shall furnish to the Property Trustee such information as may be necessary by the Property Trustee in order that the Property Trustee may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to
Section 6049 of the Code.

Section 5.04.   Payment of Taxes, Duties, Etc. of the Distribution Trust.
                --------------------------------------------------------

     The Property Trustee shall promptly pay, or cause the Administrators to pay in connection with the filing of any tax returns or reports pursuant to Section 5.03, any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Distribution Trust by the United States or any other taxing authority.

                                  ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

Section 6.01.   Representations and Warranties of the Property Trustee and the
                --------------------------------------------------------------
Delaware Trustee.
----------------

     The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor, the ANZ Australian Affiliate and the U.K. Company that:

(a) The Property Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of this Distribution Trust Agreement.

(b) The execution, delivery and performance by the Property Trustee of this Distribution Trust Agreement has been duly authorized by all necessary corporate action on the part of the Property Trustee; and this Distribution Trust Agreement has been duly executed and delivered by the Property Trustee, and assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

(c) The Delaware Trustee is duly organized, validly existing and in good standing as a banking corporation under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Distribution Trust Agreement.

(d) The execution, delivery and performance by the Delaware Trustee of this Distribution Trust Agreement has been duly authorized by all necessary corporate action on the part of the Delaware Trustee; and this Distribution Trust Agreement has been duly executed and delivered by the Delaware Trustee, and assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

(e) The Delaware Trustee is an entity which has its principal place of business in the State of Delaware. If at any time during the term of the Distribution Trust, the Delaware Trustee ceases to have its principal place of business in Delaware, the Delaware Trustee shall provide notice to the Administrators at least 60 days in advance and shall cease to be the Delaware Trustee unless approved by written consent of the Administrators.

(f) The Property Trustee is a state-chartered bank and at the time of appointment has securities rated in one of the three highest categories by a nationally recognized statistical rating organization and has capital and surplus of at least $50,000,000.


Section 6.02.   Representations and Warranties of Depositor.
                -------------------------------------------

     The Depositor hereby represents and warrants for the benefit of the U.K. Company and the ANZ Australian Affiliate that there are no taxes, fees or other governmental charges payable by the Distribution Trust (or the Distribution Trustees on behalf of the Distribution Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by either the Property Trustee or the Delaware Trustee, as the case may be, of this Distribution Trust Agreement.

                                  ARTICLE VII

                 THE DISTRIBUTION TRUSTEES; THE ADMINISTRATORS

Section 7.01.   Certain Duties and Responsibilities.
                -----------------------------------

(a) The duties and responsibilities of the Distribution Trustees and the Administrators shall be as provided by this Distribution Trust Agreement. Notwithstanding the foregoing, no provision of this Distribution Trust Agreement shall require the Distribution Trustees or the Administrators to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Distribution Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Distribution Trustees or the Administrators shall be subject to the provisions of this Section. Nothing in this Distribution Trust Agreement shall be construed to release an Administrator or any of the Distribution Trustees from liability for its own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder. To the extent that, at law or in equity, a Distribution Trustee or Administrator has duties and liabilities relating to the Distribution Trust, the Depositor, the holders of the Common Securities, the ANZ Australian Affiliate or the U.K. Company, such Distribution Trustee or Administrator shall not be liable to the Distribution Trust, the Depositor, the holders of the Common Securities, the ANZ Australian Affiliate or to the U.K. Company for such Distribution Trustee's or Administrator's good faith reliance on the provisions of this Distribution Trust Agreement. The provisions of this Distribution Trust Agreement, to the extent that they restrict the duties and liabilities of the Distribution Trustees and Administrators otherwise existing at law or in equity, are agreed by the Depositor, the holders of the Common Securities, the ANZ Australian Affiliate and the U.K. Company to replace such other duties and liabilities of the Distribution Trustees and Administrators.

(b) All payments made by the Property Trustee or a Paying Agent in respect of the Income Entitlements shall be made only from the cash received from interest payments on the Notes (including any facility fee) forming part of the Trust Property and only if such cash shall be sufficient to enable the Property Trustee or a Paying Agent to make such payments in full in accordance with the terms hereof. Each of the U.K. Company and the ANZ Australian Affiliate, by its acceptance of any Income Entitlements, agrees that it will look solely to such cash to the extent it is legally available for the payment to it of each Income Entitlement as herein provided and that neither the Distribution Trustees nor the Administrators are personally liable to it for any amount paid or payable in respect of the Income Entitlements or for any other liability in respect of the Income Entitlements. This Section 7.01(b) does not limit the liability of the Distribution Trustees or any Paying Agent expressly set forth elsewhere in this Trust Agreement.

(c) The Distribution Trustees and Administrators shall undertake to perform only such duties as are specifically set forth in this Distribution Trust Agreement (including pursuant to Section 7.10), and no implied covenants shall be read into this Distribution Trust Agreement against the Distribution Trustees or Administrators.

(d) No provision of this Distribution Trust Agreement shall be construed to relieve any Distribution Trustee or Administrator from liability for its own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder, except that:

        (i) the duties and obligations of the Distribution Trustees and Administrators shall be determined solely by the express provisions of this Distribution Trust Agreement (including pursuant to Section 7.10), and the Distribution Trustees and Administrators shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Distribution Trust Agreement (including pursuant to Section 7.10); and

        (ii) in the absence of bad faith on the part of any Distribution Trustee or Administrator, the Distribution Trustees and Administrators may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to them and conforming to the requirements of this Distribution Trust Agreement;

(e) No Distribution Trustee or Administrator shall be liable for any error of judgment made in good faith by an authorized officer of such Distribution Trustee or Administrator, unless it shall be proved that such Distribution Trustee or Administrator was grossly negligent in ascertaining the pertinent facts;

(f) No Distribution Trustee or Administrator shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Depositor relating to the time, method and place of conducting any proceeding for any remedy available to such Distribution Trustee or Administrator, or exercising any trust or power conferred upon such Distribution Trustee or Administrator under this Distribution Trust Agreement;

(g) The Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Notes and the Payment Account shall be to deal with such property in a reasonably prudent and similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Distribution Trust Agreement;

(h) The Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the holders of the Common Securities; and money held by the Property Trustee shall be segregated from other funds held by and shall be held in the Payment Account maintained by the Property Trustee pursuant to Section 4.01, except to the extent otherwise required by law;

(i) The Distribution Trustees and the Administrators shall not be responsible for monitoring the compliance by the Administrators, the Depositor or the holders of the Common Securities with their respective duties under this Distribution Trust Agreement, nor shall any Distribution Trustee or Administrator be liable for the default or misconduct of any other Distribution Trustee, the Administrators or the Depositor; and

(j) No provision of this Distribution Trust Agreement shall require any Distribution Trustee or Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if such Distribution Trustee or Administrator shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Distribution Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

(k) The Distribution Trustees shall elect, on behalf of the Distribution Trust, to treat the Distribution Trust as an entity that will be disregarded as an entity separate from its owner for United States Federal income tax purposes.

Section 7.02.   Certain Notices.
                ---------------

     Within five Business Days after the occurrence of any Exchange Event actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 9.07, notice of such Exchange Event to the Delaware Trustee and the Administrators.

Section 7.03.   Certain Rights of the Distribution Trustees and Administrators.
                --------------------------------------------------------------

     Subject to the provisions of Section 7.01:

(a) no Distribution Trustee shall have any duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or reregistration thereof;

(b) any Distribution Trustee or Administrator may consult with counsel of its own choosing (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Distribution Trustees and Administrators shall have the right at any time to seek instructions concerning the administration of this Distribution Trust Agreement from any court of competent jurisdiction;

(c) no Distribution Trustee or Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Distribution Trust Agreement at the request or direction of the Depositor or the holders of the Common Securities pursuant to this Distribution Trust Agreement, unless the Depositor or the holders of the Common Securities shall have offered to such Distribution Trustee or Administrator security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 7.03(c) shall be taken to relieve any Distribution Trustee or Administrator, upon the occurrence of an Exchange Event, of its obligation to exercise the rights and powers vested in it by this Distribution Trust Agreement;

(d) no Distribution Trustee or Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by the Depositor or the holders of the Common Securities, but any Distribution Trustee and Administrator may make such further inquiry or investigation into such facts or matters as it may see fit;

(e) any Distribution Trustee or Administrator may execute any of the trusts or powers hereunder or perform any of its duties hereunder either directly or by or through its agents or attorneys, provided that such Distribution Trustee or Administrator shall not be liable for the conduct or misconduct of any such agent or attorney if such agents or attorneys have been selected by such Distribution Trustee or Administrator with reasonable care;

(f) whenever in the administration of this Distribution Trust Agreement any Distribution Trustee or Administrator shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, such Distribution Trustee or Administrator (i) may request instructions from the holders of the Common Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions;

(g) except as otherwise expressly provided by this Distribution Trust Agreement, no Distribution Trustee or Administrator shall be under any obligation to take any action that is discretionary under the provisions of this Distribution Trust Agreement. No provision of this Distribution Trust Agreement shall be deemed to impose any duty or obligation on any Distribution Trustee or Administrator to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Distribution Trustee or Administrator shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. Neither the Delaware Trustees nor the Property Trustee or any successor thereto shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 7.07 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by the Distribution Trustee (or any successor thereto); or (iii) subject any Distribution Trustee (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Distribution Trustee (or any successor thereto), contemplated hereby. No permissive power or authority available to any Distribution Trustee or Administrator shall be construed to be a duty;

(h) if (i) in performing its duties under this Distribution Trust Agreement any Distribution Trustee or Administrator is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Distribution Trust Agreement that such Distribution Trustee or Administrator finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) such Distribution Trustee or Administrator is unsure of the application of any provision of this Distribution Trust Agreement, then, such Distribution Trustee or Administrator shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and such Distribution Trustee or Administrator shall take such action, or refrain from taking such action, as such Distribution Trustee or Administrator shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if such Distribution Trustee or Administrator does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Distribution Trust Agreement as it shall deem advisable and in the best interests of the Distribution Trust, in which event such Distribution Trustee or Administrator shall have no liability except for its own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties;

(i) when any Distribution Trustee or Administrator incurs expenses or renders services in connection with an Exchange Event, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally; and

(j) no Distribution Trustee or Administrator shall be charged with knowledge of an Exchange Event unless such Exchange Event has occurred as a result of the act or failure to act of such Distribution Trustee or Administrator or a Responsible Officer of such Distribution Trustee or Administrator obtains actual knowledge of such event or such Distribution Trustee or Administrator receives written notice of such event.

Section 7.04.   Not Responsible for Recitals.
                ----------------------------

     The recitals contained herein shall be taken as the statements of the Distribution Trust, and the Distribution Trustees and the Administrators do not assume any responsibility for their correctness.

Section 7.05.   Compensation; Indemnity; Fees.
                -----------------------------

     The holders of the Common Securities agree:

(a) to pay to the Distribution Trustees from time to time such compensation for all services rendered by them hereunder as the parties shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse each Distribution Trustee and Administrator upon request for all reasonable expenses, disbursements and advances incurred or made by such Distribution Trustee or Administrator in accordance with any provision of this Distribution Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder by such Distribution Trustee or Administrator; and

(c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Distribution Trustee, (ii) each Administrator, (iii) any Affiliate of any Distribution Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Distribution Trustee, and (v) any employee or agent of the Distribution Trust, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person arising out of or in connection with the creation, operation or dissolution of the Distribution Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Distribution Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Distribution Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder with respect to such acts or omissions.

     The provisions of this Section 7.05 shall survive the termination of this Distribution Trust Agreement and any resignation or removal of any Distribution Trustee or Administrator.

     No Distribution Trustee or Administrator may claim any lien or charge on, or any right of set-off with respect to, any Trust Property as a result of any amount due pursuant to this Section 7.05 or otherwise with respect to this Agreement or for any other reason.

     The holders of the Common Securities, any Administrator and any Distribution Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Distribution Trust, and the Distribution Trust shall have no rights by virtue of this Distribution Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Distribution Trust, shall not be deemed wrongful or improper. Neither the holders of the Common Securities, any Administrator, nor any Distribution Trustee shall be obligated to present any particular investment or other opportunity to the Distribution Trust even if such opportunity is of a character that, if presented to the Distribution Trust, could be taken by the Distribution Trust, and the holders of the Common Securities, any Administrator or any Distribution Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Distribution Trustee or Administrator may engage or be interested in any financial or other transaction with the holders of the Common Securities or any Affiliate of any such holder, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the holders of the Common Securities or its respective Affiliates.

     In the event that the Property Trustee is also acting as Paying Agent hereunder, the rights and protections afforded to the Property Trustee pursuant to this Article VII shall also be afforded to such Paying Agent.

Section 7.06.   Corporate Property Trustee Required; Eligibility of Distribution
                ----------------------------------------------------------------
Trustees and Administrators.
---------------------------

(a) There shall at all times be a Property Trustee hereunder that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and that has a combined capital and surplus of at least $50,000,000. If any Property Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Property Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

(b) There shall at all times be one or more Administrators hereunder. Subject to
Section 7.15(c), each Administrator shall be appointed by the holders of the Common Securities and be subject to immediate removal by the holders of the Common Securities and shall be either a natural person who is at least 21 years of age or a legal entity incorporated in or organized under the laws of the United States or any State thereof that shall act through one or more persons authorized to bind that entity. An employee, officer or Affiliate of the Depositor may serve as an Administrator.

(c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of the Delaware Business Trust Act and any other applicable Delaware law.

Section 7.07.   Co-Distribution Trustees and Separate Trustee.
                ---------------------------------------------

     Unless an Exchange Event shall have occurred, at any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the holders of the Common Securities, the other Distribution Trustee and the Administrators shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee and the holders of the Common Securities either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

     Should any written instrument from the holders of the Common Securities, the other Distribution Trustee or the Administrators be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the holders of the Common Securities, the other Distribution Trustee and the Administrators.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(b) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the holders of the Common Securities, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section. Upon the written request of the Property Trustee, the holders of the Common Securities, the other Distribution Trustee and the Administrators shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

(c) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, the other Distribution Trustee or the Administrators hereunder.

(d) No Distribution Trustee or Administrator shall be liable by reason of any act of a co-trustee or separate trustee or any employees or agents of a co-trustee and separate trustee nor shall any of them be liable for the supervision of a co-trustee or separate trustee or employees or agents of a co-trustee and separate trustee.

(e) Any act of the holders of the Common Securities delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 7.08.   Resignation and Removal; Appointment of Successor.
                -------------------------------------------------

     No resignation or removal of any Distribution Trustee (the "Relevant Trustee") and no appointment of a successor Distribution Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Distribution Trustee in accordance with the applicable requirements of
Section 7.09.

     Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the holders of the Common Securities, the Distribution Trustees and the Administrators. The holders of the Common Securities shall appoint a successor meeting the eligibility requirements set forth herein to serve as the Relevant Trustee. If the instrument of acceptance by the successor Distribution Trustee required by
Section 7.09 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the holders of the Common Securities, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     The holders of the Common Securities may remove a Distribution Trustee. If a Distribution Trustee is removed, the holders of the Common Securities may appoint a successor Distribution Trustee, and such successor Distribution Trustee shall comply with the applicable requirements of Section 7.09. If an Administrator is removed, resigns or otherwise vacates office, the holders of the Common Securities, shall promptly appoint a successor. The holders of the Common Securities shall have the exclusive right to remove an Administrator.

     If no successor Relevant Trustee shall have been so appointed by the holders of the Common Securities and accepted appointment in the manner required by Section 7.09, any removed Distribution Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     The holders of the Common Securities shall give notice of each resignation and each removal of a Distribution Trustee and each appointment of a successor Distribution Trustee to each other Distribution Trustee and the Administrators in the manner provided in Section 9.07. Each notice shall include the name of the Distribution Trustee resigning or so removed or appointed and the address of its Corporate Trust Office if it is the Property Trustee.

     If at any time during the term of the Distribution Trust, the Delaware Trustee ceases to have its principal place of business in Delaware, the Delaware Trustee shall provide notice to the Administrators at least 60 days in advance and shall cease to be the Delaware Trustee unless approved by written consent of the Administrators.

     Notwithstanding the foregoing or any other provision of this Distribution Trust Agreement, in the event any Delaware Trustee who is a natural person dies or becomes, in the opinion of the holders of the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the holders of the Common Securities following the procedures (with the successor in each case being a Person who satisfies the eligibility requirements for a Delaware Trustee).

Section 7.09.   Acceptance of Appointment by Successor.
                --------------------------------------

     In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each such successor Relevant Trustee shall execute, acknowledge and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Notes and the Distribution Trust, and (b) shall add to or change any of the provisions of this Distribution Trust Agreement as shall be necessary to provide for or facilitate the administration of the Distribution Trust by more than one Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the holders of the Common Securities or any successor Relevant Trustee such retiring Relevant Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Notes and the Distribution Trust.

     Upon request of any such successor Relevant Trustee, the other Distribution Trustee, the holders of the Common Securities and the Administrators shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

Section 7.10.   Merger, Conversion, Consolidation or Succession to Business.
                -----------------------------------------------------------

     Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Property Trustee or Delaware Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Property Trustee or Delaware Trustee, shall be the successor of such Property Trustee or Delaware Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.11.   Trustee May File Proofs of Claim.
                --------------------------------

     In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the

Distribution Trust or the property of the Distribution Trust, any Distribution Trustee or Administrator shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of any interest payments owing and unpaid in respect of any Note and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Distribution Trustee or Administrator (including any claim for the compensation, expenses, disbursements and advances of such Distribution Trustee or Administrator, its agents and counsel payable hereunder) allowed in such judicial proceeding, and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Depositor to make such payments to such Distribution Trustee or Administrator and, in the event such Distribution Trustee or Administrator shall consent to the making of such payments directly to the U.K. Company or the ANZ Australian Affiliate, as the case may be, to pay to such Distribution Trustee or Administrator any amount due it for the compensation, expenses, disbursements and advances of such Distribution Trustee or Administrator, its agents and counsel payable hereunder, and any other amounts due such Distribution Trustee or Administrator under this Distribution Trust Agreement.

Section 7.12.   Reports by Property Trustee.
                ---------------------------

(a) Not later than January 31 of each year commencing with January 31, 1999, the Property Trustee shall transmit to the holders of the Common Securities, a brief report dated as of the immediately preceding November 30 with respect to:

        (i) its eligibility under Section 7.06 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect; and

        (ii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported.

(b) A copy of each such report shall be filed by the Property Trustee with the holders of the Common Securities.

Section 7.13.   Number of Distribution Trustees.
                -------------------------------
(a) The number of Distribution Trustees shall be two. The Property Trustee and the Delaware Trustee may be the same Person, in which case the number of Distribution Trustees may be one.

(b) If a Distribution Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with a Distribution Trustee appointed by the holders of the Common Securities.

(c) The death, resignation, retirement, removal, bankruptcy, dissolution, termination, incompetence or incapacity to perform the duties of a Distribution Trustee shall not operate to dissolve, terminate or annul the Distribution Trust or terminate this Distribution Trust Agreement.

Section 7.14.   Delegation of Power.
                -------------------

(a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.05(a) or making any governmental filing; and

(b) The Administrators shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Distribution Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Distribution Trust Agreement.

Section 7.15.   Appointment of Administrators.
                -----------------------------

(a) The Administrators shall be appointed by the Depositor and may be removed by the holders of the Common Securities or may resign at any time. The Depositor hereby appoints [Gary Stuber, Vice President - Finance and Planning of the Depositor, and Leo Zavoli, Assistant Vice President - Audit and Compliance] of the Depositor as the initial Administrators, and by their execution of this Distribution Trust Agreement such individuals hereby accept such appointment. Upon any resignation or removal, the holders of the Common Securities shall appoint a successor Administrator. Each Administrator shall execute this Distribution Trust Agreement thereby agreeing to comply with, and be legally bound by, all of the terms, conditions and provisions of this Distribution Trust Agreement. If at any time there is no Administrator, the Property Trustee may petition any court of competent jurisdiction for the appointment of one or more Administrators.

(b) Whenever a vacancy in the number of Administrators shall occur, until such vacancy is filled by the appointment of an Administrator in accordance with this
Section 7.16, the Administrators in office, regardless of their number (and notwithstanding any other provision of this Distribution Trust Agreement), shall have all the powers granted to the Administrators and shall discharge all the duties imposed upon the Administrators by this Distribution Trust Agreement.

(c) Notwithstanding the foregoing, or any other provision of this Distribution Trust Agreement, in the event any Administrator who is a natural person dies or becomes, in the opinion of the holders of the Common Securities, incompetent, or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the remaining Administrators, if there were at least two of them prior to such vacancy, and by the holders of the Common Securities, if there were not two such Administrators immediately prior to such vacancy (with the successor in each case being a Person who satisfies the eligibility requirement for Administrators, as the case may be, set forth in Section 7.06).

                                 ARTICLE VIII

                                  DISSOLUTION

Section 8.01.   Dissolution Upon Expiration Date.
                --------------------------------

     Unless earlier dissolved, the Distribution Trust shall dissolve and its affairs wound up at any time selected by the ANZ Australian Affiliate (the "Expiration Date"), and thereafter the Trust Property shall be distributed in accordance with Section 8.03.

Section 8.02.   Early Termination.
                -----------------
     The first to occur of any of the following events is an "Early Termination Event" and the occurrence of which shall cause the dissolution of the Distribution Trust:

(a) the occurrence of the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Depositor or all or substantially all of its property, or a court or other governmental agency shall enter a decree or order and such decree or order shall remain unstayed and undischarged for a period of 60 days; and

(b) the entry of an order for dissolution of the Distribution Trust by a court of competent jurisdiction.

Section 8.03.   Termination.
                -----------

(a) This Distribution Trust Agreement and the Distribution Trust created hereby shall terminate as provided in Section 8.01 and 8.02, and the Trust Property shall be distributed to the Depositor, and this Distribution Trust shall be of no further force or effect.

(b) In the event that the Distribution Trust terminates, the Trustees shall make any distributions required to made pursuant to Section 8.03(a) and then the Administrators (each of whom is hereby authorized to take such action) shall file, or cause to be filed, a certificate of cancellation with the Secretary of State of the State of Delaware terminating the Trust and, upon such filing, the respective obligations and responsibilities of the Distribution Trustees, the Administrators and the Distribution Trust shall terminate.

                                  ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.01.   Amendment.
                ---------

(a) This Distribution Trust Agreement may be amended from time to time by the ANZ Australian Affiliate (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Distribution Trust Agreement, provided, however, that such amendment shall not adversely affect in any material respect the interests of the Property Trustee, the Delaware Trustee, the holders of the Common Securities or, prior to the Exchange Date, the U.K. Company without its written consent or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Distribution Trust will not be taxable as a corporation for United States Federal income tax purposes at any time that a Note is outstanding or to ensure that the Distribution Trust will not be required to register as an investment company under the Investment Company Act.

(b) Notwithstanding any other provisions of this Distribution Trust Agreement, the ANZ Australian Affiliate shall not enter into or consent to any amendment to this Distribution Trust Agreement which would cause the Distribution Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or be taxable as a corporation for United States Federal income tax purposes.

(c) Notwithstanding anything in this Distribution Trust Agreement to the contrary, without the consent of the ANZ Australian Affiliate and the Administrators, this Distribution Trust Agreement may not be amended in a manner which imposes any additional obligation on the holders of the Common Securities, the Administrators, the ANZ Australian Affiliate and the U.K. Company.

(d) In the event that any amendment to this Distribution Trust Agreement is made, the ANZ Australian Affiliate shall promptly provide to the Property Trustee, the Delaware Trustee, the holders of the Common Securities, the U.K. Company and the Administrators a copy of such amendment.

(e) Any amendments to this Distribution Trust Agreement, pursuant to Section 9.01(a), shall become effective when notice of such amendment is given to the Property Trustee, the Delaware Trustee, the holders of the Common Securities, the U.K. Company and the Administrators.

Section 9.02.   Separability.
                ------------

     In case any provision in this Distribution Trust Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.03.   Governing Law.
                -------------

     THIS DISTRIBUTION TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE U.K. COMPANY, THE ANZ AUSTRALIAN AFFILIATE, THE DISTRIBUTION TRUST, THE HOLDERS OF THE COMMON SECURITIES, THE DISTRIBUTION TRUSTEES AND THE ADMINISTRATORS SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE DISTRIBUTION TRUST, THE HOLDERS OF THE COMMON SECURITIES, THE DISTRIBUTION TRUSTEES, THE ADMINISTRATORS, THE ANZ AUSTRALIAN AFFILIATE, THE U.K. COMPANY OR THIS DISTRIBUTION TRUST AGREEMENT ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR LIABILITIES OR AUTHORITIES AND POWERS OF THE DISTRIBUTION TRUSTEES OR THE ADMINISTRATORS AS SET FORTH OR REFERENCED IN THIS DISTRIBUTION TRUST AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE DISTRIBUTION TRUST.

Section 9.04.   Income Entitlements Due on Non-Business Day.
                -------------------------------------------

     If the date fixed for any payment of any Income Entitlement is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the date on which such payment was originally payable and no interest or other payments shall accrue on such unpaid amount for the period after such date.

Section 9.05.   Successors.
                ----------

     This Distribution Trust Agreement shall be binding upon and shall inure to the benefit of any successor to or assignee of the holders of the Common Securities, the Distribution Trust, the Administrators, the U.K. Company, the ANZ Australian Affiliate and any Distribution Trustee, including any successor by operation of law.

Section 9.06.   Headings.
                --------
     The Article and Section headings are for convenience only and shall not affect the construction of this Distribution Trust Agreement.

Section 9.07.   Reports, Notices and Demands.
                ----------------------------

     Any report, notice, demand or other communication that by any provision of this Distribution Trust Agreement is required or permitted to be given or served to or upon the Depositor and the initial holder of the Common Securities may be given or served in writing by deposit thereof, first class postage prepaid, in the United States mail, hand delivery or facsimile transmission the Depositor, to Level 14, 530 Collins Street, Melbourne, Victoria, 3000, Australia,
Attention: Neville Mallard, facsimile no.: 61-3-9273-3635 or to such other address as may be specified in a written notice by the holders of the Common Securities to the Property Trustee. Such notice, demand or other communication to or upon the holders of the Common Securities shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the holders of the Common Securities.

     Any notice, demand or other communication which by any provision of this Distribution Trust Agreement is required or permitted to be given or served to or upon the Property Trustee, the Delaware Trustee, the Administrators, the Distribution Trust , the U.K. Company or ANZ Australian Affiliate shall be given in writing addressed (until another address is published by the Distribution Trust) as follows: (a) with respect to the Property Trustee to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, (b) with respect to the Delaware Trustee to Wilmington Trust Company, as above; (c) with respect to the Administrators, to them at: 1177 Avenue of the Americas, 6th Floor, New York, NY 10036; (d) with respect to the Distribution Trust, to c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001; (e) with respect to the U.K. Company, to Aldobrandini (UK) Company, One Silk Street, London, EC2Y

8HQ, England, Attention: Company Secretary and (f) with respect to the ANZ Australian Affiliate, to ANZ Funds Pty Ltd., Level 2, 100 Queen Street, Melbourne, Victoria, 3000, Australia, Attention: Company Secretary; facsimile no: 61-3-9273-6142. Such notice, demand or other communication to or upon the Property Trustee, the Delaware Trustee, the Administrators, the Distribution Trust, the U.K. Company or the ANZ Australian Affiliate shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the relevant party.

Section 9.08.   Counterparts.
                ------------

     This instrument may be executed in any number or counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Distribution Trust Agreement to be duly executed as of the day and year first above written.

                              AUSTRALIA AND NEW ZEALAND

                              BANKING GROUP LIMITED, as Depositor
                              and initial holder of
                              the Common Securities

                              By:____________________________________
                              Name:
                              Title:

                              WILMINGTON TRUST COMPANY,
                              as Property Trustee

                              By:____________________________________
                              Name:
                              Title:

                              WILMINGTON TRUST COMPANY,
                              as Delaware Trustee

                              By:_____________________________________
                              Name:
                              Title:

                              ALDOBRANDINI (UK) COMPANY, as
                              Income Beneficiary

                              By:______________________________________
                              Name:
                              Duly Authorized under Power of Attorney

                              ANZ FUNDS PTY LTD.,
                              as Income Beneficiary

                              By:______________________________________
                              Name:
                              Title:

     Agreed to and Accepted by,

     __________________________________________
     Name: [Gary Stuber]

     Title: Administrator

     __________________________________________
     Name: [Leo Zavoli]

     Title: Administrator

                                                                       Exhibit A

                              CERTIFICATE OF TRUST

                                                                       Exhibit B

                           FORM OF COMMON SECURITIES




                                      B-1